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                                     10(LL)

                                Credit Agreement
                            dated as of June 1, 1999
                                     between
                        State Auto Financial Corporation
                                       and
                    State Automobile Mutual Insurance Company















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                                CREDIT AGREEMENT


         CREDIT AGREEMENT dated as of June 1, 1999, between State Auto Financial Corporation, a corporation duly organized and validly existing under the laws of the State of Ohio (the "Company"); and State Automobile Mutual Insurance Company, an Ohio corporation (the "Lender").

         The Company has requested that the Lender make loans to it in an aggregate principal amount not exceeding $30,000,000 and the Lender is prepared to make such loans upon the terms and conditions hereof. In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the Company and Lender hereby agree as follows:

Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Borrowing Notice" shall mean a Borrowing Notice substantially in the form of Exhibit B hereto as executed by an authorized officer of the Company, whose names and signatures are included on Exhibit C, attached hereto and incorporated herein.

                  "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in Columbus, OH.

                  "Commitment" shall mean, as to the Lender, the obligation of the Lender to make Loans in an aggregate principal amount up to, but not exceeding $30,000,000.

                  "Commitment Termination Date" shall mean December 31, 2000, subject to extension as provided in Section 2.07 hereof.

                  "Credit Documents" shall mean, collectively, this Agreement and the Notes.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Event of Default" shall have the meaning assigned to such term in Section 8 hereof.

                  "Existing Commitment Termination Date" shall have the meaning assigned to such term in Section 2.07 hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.




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                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans" shall mean the loans provided for in Section 2.01 hereof.

                  "Notes" shall mean the promissory notes provided for by
Section 2.05 hereof each in substantially the form as attached as Exhibit A.

                  "Person" shall mean any individual, corporation, company, voluntary association partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP.

Section 2.  Commitment, Loans, Notes and Prepayments.

                  2.01 Loans. The Lender agrees, on the terms and conditions of this Agreement, to make one or more term loans to the Company in Dollars on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding $30,000,000. Loans paid or prepaid may not be re-borrowed.

                  2.02 Borrowings. The Company shall give the Lender notice of each borrowing desired hereunder by delivering to the Lender a Borrowing Notice in substantially the form attached as Exhibit B. Not later than 1:00 p.m. Columbus, OH time on the date specified for each borrowing hereunder, the Lender shall make available to the Company the amount of the Loan to be made by it on such date at any account designated by the Company, in immediately available funds.

                  2.03 Changes of Commitments. The Company shall have the right at any time or from time to time to terminate or reduce the aggregate unused amount of the Commitment; provided that (i) the Company shall give notice of each such termination or reduction as provided in Section 4.03 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger integral multiple of $500,000).

                  2.04 Commitment Fee. The Company shall pay to the Lender a commitment fee on the daily average unused amount of the Lender's Commitment, for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 1/4 of 1%.


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Accrued Commitment fee shall be payable on the first business day of each calendar quarter (for the quarter then ended) and on the earlier of the date the Commitment is terminated and the Commitment Termination Date.

                  2.05  Notes.

                  (a) Each Loan made by the Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date such Loan is made, payable to such Lender in a principal amount equal to the amount of such Loan and otherwise duly completed.

                  (b) The date, amount and interest rate of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books.

                  (c) The Lender shall not be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Notes pursuant to Section
9.05 hereof (and, if requested by the Lender, the Company agrees to so exchange any Notes).

                  2.06 Optional Prepayments of Loans. Subject to Section 4.02 hereof, the Company shall have the right to prepay Loans at any time or from time to time, provided that: (a) the Company shall give the Lender notice of each such prepayment as provided in Section 4.03 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) prepayments of the Loans shall be applied to the installments of the Loans pro rata in accordance with the respective principal amounts thereof outstanding on the date of such prepayment.

                  2.07  Extension of Commitment Termination Date.

                  (a) The Company may, by notice to the Lender given not less than 120 days and not more than 180 days prior to the Commitment Termination Date then in effect (the "Existing Commitment Termination Date"), request that the Lenders extend the Commitment Termination Date for an additional 365 days from the Existing Commitment Termination Date; provided that in no event may the Company request more than three such extensions. The Lender, acting in its sole discretion, shall, by notice (which shall be irrevocable) to the Company given no earlier than the date that is 90 days prior to the Existing Commitment Termination Date (herein, the "Consent Date") and no later than the date that is three Business Days after the Consent Date, advise the Company whether or not such Lender agrees to such extension. In the event the Lender does not agree to the Extension, the Commitment terminates on the then current Commitment Termination Date and no additional Loans shall be made under this Agreement.

                  (b) Notwithstanding the foregoing clause (a), the extension of the Existing Commitment Termination Date shall not be effective with respect to the Lender unless:

                           (i) no Default shall have occurred and be continuing
                  on each of the date of the notice requesting such extension (the "Request Date"), the Consent Date and the Existing Commitment Termination Date;


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                           (ii) each of the representations and warranties made
                  by the Company in Section 7 hereof shall be true and complete on and as of each of the Request Date, the Consent Date and the Existing Commitment Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

Section 3.  Payments of Principal and Interest.

                  3.01 Repayment of Loans. The Company hereby promises to pay to the Lender on demand, the principal of each Loan made and in any event, not later than five years following the Commitment Termination Date as extended by agreement of the parties.

                  3.02 Interest. The Company hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during the period from the date hereof to the original Commitment Termination Date an interest rate equal to six percent (6%); and

                  (b) thereafter the interest rate applicable to any Loans shall adjust at January 1 of each calendar year after December 31, 2000 to reflect a substantially equivalent relationship of the current interest rate to the current prime lending rate, subject to the material adverse changes as reflects the Company's financial position.

                  (c) said interest payments shall be due no later than the first Business Day of each calendar quarter during the term hereof, for the quarter then ended.

                  Notwithstanding the foregoing, the Company hereby promises to pay to the Lender for account of the Lender interest at the rate of the then current interest rate times 1.5 on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                  4.01 Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, shall be made in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at an account designated by the Lender in writing to the Company, not later than 1:00 p.m. Columbus, OH time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).


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                  (b) The Company shall, at the time of making each payment
under this Agreement or any Note for account of the Lender, specify to the Lender the Loans or other amounts payable by the Company hereunder to which such payment is to be applied.

                  (c) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Minimum Amounts. Each borrowing and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $500,000 or a larger integral multiple of $500,000.

                  4.03 Certain Notices. Notices by the Company to the Lender of terminations or reductions of the Commitment and of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Lender not later than 10:00 a.m. Columbus, OH time on the third Business Day prior to the date of the relevant termination, reduction, borrowing or prepayment. Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 4.02 hereof) of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day). Only those individuals identified on Exhibit C attached hereto and incorporated herein shall be authorized to execute such Borrowing Notice and this list may be amended from time to time only by action of the Board of Directors of the Company, and a copy thereof certified to by the Secretary of the Company shall be provided to the Lender.

Section 5.  Conditions Precedent.

                  5.01 Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that the Lender shall have received this Agreement in a form satisfactory to the Lender, which shall have been duly executed by the Company and delivered to the Lender.

                  5.02 Initial and Subsequent Loans. The obligation of the Lender to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that:

                  (a) the Lender shall have received a Borrowing Notice, duly completed and executed;

                  (b) the Lender shall have received a Note, duly completed and executed;

                  (c) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                           (i) no Default shall have occurred and be continuing;
                  and

                           (ii) the representations and warranties made by the
                  Company in Section 6 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date

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                  (or, if any such representation or warranty is expressly
                  stated to have been made as of a specific date, as of such specific date).

Section 6. Representations and Warranties. The Company represents and warrants to the Lender and the Lender that:

                  6.01 Corporate Existence. The Company: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

                  6.02 Financial Condition. The Company has heretofore furnished to the Lender the balance sheet of the Company as of December 31, 1998 and as of March 31, 1999. Such balance sheets present fairly in all material respects the financial condition of the Company as at said date in accordance with GAAP. The Company does not have on the date hereof and will not have on the Closing Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since the dates of said balance sheets, there has been no material adverse change in the condition (financial or otherwise), operations, business or prospects of the Company from that set forth in said pro forma balance sheets as at said dates.

                  6.03 Litigation. There are no legal or arbitration proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Property.

                  6.04 No Breach. None of the execution and delivery of this Agreement and the Notes to which the Company is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it or any of its Property is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company pursuant to the terms of any such agreement or instrument.

                  6.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party; the execution, delivery and performance by the Company of each of the Credit Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability


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affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or any of the other Credit Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for such insurance holding company filings as may be required under Ohio law.

                  6.07 Taxes. As of the date hereof, the Company has filed all required Federal or other tax returns or obtained extensions for such filings. As of the date of each borrowing, the Company will have filed all Federal income tax returns and all other material tax returns (if any) that are required to be filed by it and will have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

Section 7. Covenants of the Company. The Company covenants and agrees with the Lender that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

                  7.01 Financial Statements, Etc. The Company shall deliver to the Lender:

                  (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, statements of income, retained earnings and cash flows of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Company as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (except that, (i) in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year and (ii) comparative information shall not be required in the absence of a preceding fiscal year or a corresponding period in a preceding fiscal year), accompanied by a certificate of a senior officer of the Company, which certificate shall state that said financial statements present fairly in all material respects the financial condition and results of operations of the Company in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default stating that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

                  (c) from time to time such other information regarding the financial condition, operations, business or prospects of the Company as the Lender may reasonably request.


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                  The Company will furnish to the Lender, at the time it
furnishes each set of financial statements pursuant to paragraph (a) above, a certificate of a senior officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto).

                  7.02 Litigation. The Company will promptly give to the Lender notice of all material legal or arbitration proceedings, and of all material proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company.

                  7.03 Existence, Etc. The Company will:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                  (b) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

                  (f) permit representatives of the Lender during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender.

                  7.04 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to finance the purchase from State Automobile Mutual Insurance Company and public shareholders the Company's common shares, without par value, pursuant to the Stock Repurchase Program approved by the Board of Directors of the Company on May 7, 1999.

                  7.05 Modifications of Certain Documents. The Company will not consent to any modification, supplement or waiver of any of the provisions of, or assignment of any rights or obligations of any other Person under, any Credit Documents without the prior consent of the Lender.

Section 8. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:


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                  (a) The Company shall default in the payment when due (whether at stated maturity or upon optional prepayment) of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder or under any other Credit Document to which it is a party; or

                  (b) Any representation, warranty or certification made or deemed made herein or in any other Credit Document to which the Company is a party (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Lender or the Lender pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (c) The Company shall default in the performance of any of its obligations under any of Sections 7.04, or 7.05 hereof; the Company shall default in the performance of any of its other obligations in this Agreement or any other Credit Document to which it is a party and such default shall continue unremedied for a period of thirty or more days after the occurrence of such default; or

                  (d) The Company shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (e) The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (f) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or of all or any substantial part of its respective Property or
(iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company shall be entered in an involuntary case under the Bankruptcy Code.

         THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (e) or (f) of this Section 8 with respect to the Company, the Lender will, by notice to the Company, terminate the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (e) or (f) of this Section 8 with respect to the Company, the Commitment shall automatically be terminated and the principal



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amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


Section 9.  Miscellaneous.

                  9.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  9.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  9.03 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Lender. Any provision of this Agreement may be waived by the Lender, provided that: no modification, supplement or waiver shall, unless by an instrument signed by the Lender: (i) (except as provided in Section 2.07 hereof) increase, or extend the term of, the Commitment, or extend the time or waive any requirement for the reduction or termination of the Commitment, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder,
(v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types of Loans,
(vii) alter the terms of this Section 9.03, (viii) waive any of the conditions precedent set forth in Section 6.01 hereof.

                  9.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  9.05 Assignments and Participations.

                  (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of the Lender.

                  (b) The Lender may not assign any of its Loans, its Notes, and its Commitment.


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                  9.06 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  9.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  9.08 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of Ohio. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of the Court of Common Pleas sitting in Franklin County, including its Appellate Division, in the State of Ohio, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  9.09 Waiver of Jury Trial. THE COMPANY AND THE LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.10 Treatment of Certain Information; Confidentiality.

                  (a) The Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound business practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Lender, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 9.10), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for the Lender,
(iv) to any regulatory authority having jurisdiction over the Lender, or to auditors or accountants, (v) in connection with any litigation to which the Lender is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document.

                  9.11 No Recourse. No recourse shall be had for any obligation owing to the Lender under any Credit Document or for the payment of any fee due to any Lender under any Credit Document or any other obligation or claim arising out of or based upon any Credit Document against any stockholder, employee, officer, director, affiliate or incorporator of the Company, based on their status as such or their actions in connection therewith, except to the extent resulting from the fraud or willful misconduct of such stockholder, employee, officer, director, affiliate or incorporator of the Company based on their status as such or their actions in connection therewith, except to the extent resulting from the fraud or willful misconduct of such stockholder, employee, officer, director, affiliate, or incorporator, as the case may be. The provisions of this section shall survive the termination of any or all Credit Documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


STATE AUTO FINANCIAL CORPORATION


By  /s/  Steven J. Johnston
   ------------------------
    Title:  Vice President

Address for Notices:

STATE AUTO FINANCIAL CORPORATION
518 East Broad Street
Columbus, OH 43215
Attention:  Steven J. Johnston
Telecopier No.:  (614) 464-4911
Telephone No.:  (614) 464-5029

LENDER
------

Commitment
----------
$30,000,000

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By: /s/  Robert L. Bailey
   ----------------------
    Title:


Address for Notices:
STATE AUTOMOBILE MUTUAL INSURANCE COMPANY
518 East Broad Street
Columbus, OH 43215

Attention:  Robert H. Moone
Telecopier No.:  (614) 464-4911
Telephone No.:  (614) 464-5131

EXHIBIT A to the Credit Agreement
[Form of Note]

PROMISSORY NOTE


$_______________  __________ __, 199_
Columbus, OH


         FOR VALUE RECEIVED, STATE AUTO FINANCIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay to STATE AUTOMOBILE MUTUAL INSURANCE COMPANY (the "Lender") for its account as provided by the Credit Agreement referred to below, at the principal office of the Lender in Columbus, OH, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, and interest rate of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books, provided that the failure of the Lender to make any such recordation (or any error by such Lender in making any such recordation) or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.

         This Note is one of the Notes referred to in the Credit Agreement dated as of June 1, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company and the Lender, and evidences Loans made by the Lender thereunder. Capitalized terms used, but not defined in this Note, have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for optional prepayments of Loans upon the terms and conditions specified therein.

         This Note may not be assigned by the Lender.

         This Note shall be governed by, and construed in accordance with, the law of the State of Ohio.


STATE AUTO FINANCIAL CORPORATION


By
   -----------------------------------------------
    Title:

SCHEDULE OF LOANS

         This Note evidences Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, bearing interest at the rates set forth below, subject to the payments, and prepayments of principal set forth below:

--------------------------------------------------------------------------------------------------------------
Date Made              Principal Amount of Loan      Interest Rate         Amt. Paid, Unpaid or Prepaid
                                                                           Principal

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

EXHIBIT B to the Credit Agreement


State Automobile Mutual Insurance Company
Chief Financial Officer
518 East Broad Street
Columbus, OH 43215

Re: Credit Agreement dated as of June 1, 1999, between State Auto Financial Corporation and State Automobile Mutual Insurance Company.

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 1, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between STATE AUTO FINANCIAL CORPORATION (the "Company"), and STATE AUTOMOBILE MUTUAL INSURANCE COMPANY, as Lender. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.02 of the Credit Agreement, the Company hereby notifies you that it will make a borrowing of a Loan on ______________, 199___ in the principal amount of $_____________.



STATE AUTO FINANCIAL CORPORATION

By
  ------------------------------
    Title:


1 Insert a date falling on or after the third Business Day following the date of this Notice

2 Insert an amount at least equal to $500,000 or a larger integral multiple of $500,000.